Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference of our report dated March 31, 2025, with respect to the consolidated financial statements of 1847 Holding LLC as of and for the years ended December 31, 2024, and 2023, in this Registration Statement on Form S-1 Amendment No. 2.

We also consent to the reference of our firm under the caption “Experts” in this registration statement.

/s/ Sadler, Gibb & Associates, LLC

Draper, UT

July 10, 2025